Exhibit 4.9
FORM 51-102F3
Material Change Report
Item 1	Name and Address of Company

Fairfax Financial Holdings Limited (“Fairfax”) 95 Wellington Street West Suite 800 Toronto, Ontario M5J 2N7

Item 2	Date of Material Change

September 8, 2009

Item 3	News Release

Fairfax issued (i) a news release through Marketwire on September 8, 2009 announcing the public offering described below, (ii) a news release through Marketwire on September 8, 2009 announcing confirmed sales in respect of the offering and (iii) a news release on September 11, 2009 announcing the closing of the offerings (together the “News Releases”). The News Releases are attached to this report.

Item 4	Summary of Material Change

On September 8, 2009, Fairfax announced that it would offer 2,881,844 subordinate voting shares at a price of US$347.00 per share to result in aggregate gross proceeds of approximately US$1 billion (the “Offering”). The Offering closed and the subordinate voting shares were issued on September 11, 2009. Fairfax intends to use the net proceeds of the Offering to fund the previously announced proposed acquisition of all of the shares of common stock of Odyssey Re Holdings Corp. that it does not currently own.

Item 5	Full Description of Material Change

On September 8, 2009, Fairfax announced its intention to offer 2,881,844 subordinate voting shares at a price of US$347.00 per share, which would result in aggregate gross proceeds of approximately US$1 billion. Fairfax entered into an agreement with a syndicate of underwriters co-led by CIBC, as sole bookrunner, BofA Merrill Lynch and Scotia Capital that also included BMO Capital Markets, RBC Capital Markets, Cormark Securities, GMP Securities and Citigroup pursuant to which the underwriters agreed to purchase from Fairfax and sell to the public 600,000 subordinate voting shares. The remaining 2,281,844 subordinate voting shares were offered by the syndicate on an agency basis.

On September 8, 2009, Fairfax subsequently confirmed that it had received commitments to purchase all of the 2,281,844 subordinate voting shares offered on an agency basis in the Offering.

On September 11, 2009, Fairfax announced that it completed the Offering for gross proceeds of approximately US$1.0 billion and net proceeds, after commissions and expenses, of US$983.0 million.

Fairfax intends to use the net proceeds of the Offering to fund the previously announced proposed acquisition of all of the outstanding shares of common stock of Odyssey Re Holdings Corp. that it does not currently own. There can be no assurance that such acquisition will be completed. If the acquisition is not successfully completed, Fairfax intends to use the net proceeds to augment its cash position, to increase short term investments and marketable securities held at the holding company level, to retire outstanding debt and other corporate obligations from time to time, and for general corporate purposes.

Item 6	Reliance on subsection 7.1(2) or (3) of National Instrument 51-102

Not applicable.

Item 7	Omitted Information

No significant facts in this report remain confidential, and no information has been omitted from this report.

Item 8	Executive Officer

For further information please contact Greg Taylor, Chief Financial Officer, at (416) 367-4941.

Item 9	Date of Report

September 15, 2009

FAIRFAX News Release
Stock Symbol: FFH (TSX and NYSE)
TORONTO, September 8, 2009
FAIRFAX TO RAISE $1 BILLION IN EQUITY OFFERING
(Note: All dollar amounts in this press release are expressed in U.S. dollars.)
Fairfax Financial Holdings Limited (TSX and NYSE: FFH) announces that it intends to offer 2,881,844 subordinate voting shares at a price of $347.00 per share, which would result in aggregate gross proceeds of $1 billion. Fairfax has entered into an agreement with a syndicate of underwriters co-led by CIBC, as sole bookrunner, BofA Merrill Lynch and Scotia Capital that also includes BMO Capital Markets, RBC Capital Markets, Cormark Securities, GMP Securities and Citigroup pursuant to which the underwriters have agreed to purchase from Fairfax and sell to the public 600,000 subordinate voting shares. The remaining 2,281,844 subordinate voting shares will be offered by the syndicate on an agency basis.
Fairfax intends to use the net proceeds of the offering to fund the previously announced proposed acquisition of all of the outstanding shares of common stock of Odyssey Re Holdings Corp. that it does not currently own. There can be no assurance that such acquisition will be completed. If the acquisition is not successfully completed, Fairfax intends to use the net proceeds to augment its cash position, to increase short term investments and marketable securities held at the holding company level, to retire outstanding debt and other corporate obligations from time to time, and for general corporate purposes.
Fairfax intends to file a prospectus supplement to its short form base shelf prospectus dated August 31, 2009 in respect of this offering with the applicable Canadian and U.S. securities regulatory authorities. Details of this offering will be set out in the prospectus supplement which will be available on the SEDAR website for Fairfax at www.sedar.com. A copy of the short form base shelf prospectus and the prospectus supplement relating to the offering may be obtained when it becomes available from CIBC (in the United States from CIBC World Markets Corp., 425 Lexington Avenue, 5th Floor, New York, New York, 10017, by fax at 212-667-6303 or by e-mail at useprospectus@us.cibc.com, or in Canada from CIBC World Markets Inc. at 416-594-7270), BofA Merrill Lynch (in the United States from BofA Merrill Lynch, One Bryant Park, 8th floor, New York, NY, 10036, or in Canada from Merrill Lynch Canada Inc., 181 Bay Street, 5th floor, Toronto, Ontario, M5J 2V8 or by fax at 416-369-7790) and Scotia Capital (in the United States, Equity Capital Markets, 25th Floor, 165 Broadway, New York, New York, 10006, or in Canada, Equity Capital Markets, 66th Floor, Scotia Plaza, 40 King Street West, Toronto, Ontario, M5W 2X6).
This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Fairfax is a financial services holding company which, through its subsidiaries, is engaged in property and casualty insurance and reinsurance and investment management.

For further information contact:	Greg Taylor, Chief Financial Officer, at (416) 367-4941

Media Contact:
Paul Rivett, Chief Legal Officer, at (416) 367-4941
FAIRFAX FINANCIAL HOLDINGS LIMITED
95 Wellington Street West, Suite 800, Toronto Ontario M5J 2N7 Telephone 416/367 4941 Telecopier 367 4946

FAIRFAX News Release
Stock Symbol: FFH (TSX and NYSE)
TORONTO, September 8, 2009
FAIRFAX CONFIRMS SALES OF $1 BILLION IN EQUITY OFFERING
(Note: All dollar amounts in this press release are expressed in U.S. dollars.)
Fairfax Financial Holdings Limited (TSX and NYSE: FFH) confirms that it has received commitments to purchase all of the 2,881,844 subordinate voting shares offered on an agency basis in today’s previously announced equity offering. Together with the 600,000 subordinate voting shares agreed to be purchased by the syndicate of underwriters in the underwritten portion of the offering, Fairfax has received commitments for the purchase of $1 billion of subordinate voting shares. The offering is expected to close on or about September 11, 2009.
Fairfax intends to use the net proceeds of the offering to fund the previously announced proposed acquisition of all of the outstanding shares of common stock of Odyssey Re Holdings Corp. that it does not currently own. There can be no assurance that such acquisition will be completed. If the acquisition is not successfully completed, Fairfax intends to use the net proceeds to augment its cash position, to increase short term investments and marketable securities held at the holding company level, to retire outstanding debt and other corporate obligations from time to time, and for general corporate purposes.
Fairfax intends to file a prospectus supplement to its short form base shelf prospectus dated August 31, 2009 in respect of this offering with the applicable Canadian and U.S. securities regulatory authorities. Details of this offering will be set out in the prospectus supplement which will be available on the SEDAR website for Fairfax at www.sedar.com. A copy of the short form base shelf prospectus and the prospectus supplement relating to the offering may be obtained when it becomes available from CIBC (in the United States from CIBC World Markets Corp., 425 Lexington Avenue, 5th Floor, New York, New York, 10017, by fax at 212-667-6303 or by e-mail at useprospectus@us.cibc.com, or in Canada from CIBC World Markets Inc. at 416-594-7270), BofA Merrill Lynch (in the United States from BofA Merrill Lynch, One Bryant Park, 8th floor, New York, NY, 10036, or in Canada from Merrill Lynch Canada Inc., 181 Bay Street, 5th floor, Toronto, Ontario, M5J 2V8 or by fax at 416-369-7790) and Scotia Capital (in the United States, Equity Capital Markets, 25th Floor, 165 Broadway, New York, New York, 10006, or in Canada, Equity Capital Markets, 66th Floor, Scotia Plaza, 40 King Street West, Toronto, Ontario, M5W 2X6).
This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Fairfax is a financial services holding company which, through its subsidiaries, is engaged in property and casualty insurance and reinsurance and investment management.

For further information contact:	Greg Taylor, Chief Financial Officer, at (416) 367-4941

Media Contact:
Paul Rivett, Chief Legal Officer, at (416) 367-4941
FAIRFAX FINANCIAL HOLDINGS LIMITED
95 Wellington Street West, Suite 800, Toronto Ontario M5J 2N7 Telephone 416/367 4941 Telecopier 367 4946

FAIRFAX News Release
Stock Symbol: FFH (TSX and NYSE)
TORONTO, September 11, 2009
FAIRFAX COMPLETES $1 BILLION EQUITY OFFERING
(Note: All dollar amounts in this press release are expressed in U.S. dollars.)
Fairfax Financial Holdings Limited (TSX and NYSE: FFH) has completed its previously announced public offering of 2,881,844 subordinate voting shares at a price of $347.00 per share, for gross proceeds of $1.0 billion and net proceeds, after commissions and expenses, of $983.0 million.
The subordinate voting shares were sold through a syndicate of dealers co-led by CIBC, as sole bookrunner, BofA Merrill Lynch and Scotia Capital that also included BMO Capital Markets, RBC Capital Markets, Cormark Securities, GMP Securities and Citigroup.
“We re very a thankful for all the support we have received from our shareholders and the banking syndicate members for the largest equity funding in our 24-year history,” Chairman and CEO of Fairfax. Mr. Watsa added, “We now look forward to proceeding with the Odyssey Re offer while maintaining holding company liquidity in excess of $1 billion in cash and marketable securities after the completion of the offer.”
Fairfax intends to use the net proceeds of the offering to fund the previously announced proposed acquisition of all of the outstanding shares of common stock of Odyssey Re Holdings Corp. that it does not currently own. There can be no assurance that such acquisition will be completed. If the acquisition is not successfully completed, Fairfax intends to use the net proceeds to augment its cash position, to increase short term investments and marketable securities held at the holding company level, to retire outstanding debt and other corporate obligations from time to time, and for general corporate purposes.
Odyssey Re stockholders and other interested parties are urged to read material that will be filed with the SEC and Canadian provincial securities regulators by Fairfax and Odyssey Re in connection with the proposed transaction when they become available because they will contain important information. Odyssey Re stockholders will be able to obtain such documents free of charge at the www. SEC’s sec.gov, or www. web sedar.com, site, or from Fairfax at 95 Wellington Street West, Suite 800, Toronto, Canada, M5J 2N7.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Fairfax is a financial services holding company which, through its subsidiaries, is engaged in property and casualty insurance and reinsurance and investment management.

FAIRFAX FINANCIAL HOLDINGS LIMITED
95 Wellington Street West, Suite 800, Toronto Ontario M5J 2N7 Telephone 416/367 4941 Telecopier 367 4946

For further information contact:	Greg Taylor, Chief Financial Officer, at (416) 367-4941

Media Contact:
Paul Rivett, Chief Legal Officer, at (416) 367-4941
FAIRFAX FINANCIAL HOLDINGS LIMITED
95 Wellington Street West, Suite 800, Toronto Ontario M5J 2N7 Telephone 416/367 4941 Telecopier 367 4946